UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Willis Towers Watson Public Limited Company

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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

On or about March 9, 2020, WTW distributed a set of FAQs to all of its employees. On March 26, 2020, WTW distributed the following updated set of FAQs to all of its employees.

Willis Towers Watson and Aon to Combine

Colleague Frequently Asked Questions (FAQs)

Rationale

Why are Willis Towers Watson and Aon combining?

Willis Towers Watson and Aon are two successful organizations, each with a proud history, expert and dedicated colleagues and powerful capabilities. Considering the evolving needs of clients, the combination provides an opportunity to create value in even more distinctive ways. The teams, complementary capabilities and resources of the combined firm will drive innovation more quickly and deliver more value.

How will this change benefit our clients? Our people? Our shareholders?

For clients, the combination will bring together expertise from across each organization to better understand client needs and accelerate innovation on their behalf. For colleagues, the combination will provide greater opportunities for collaboration, innovation and development. For shareholders, the combination will be accretive to adjusted Aon earnings per share in the first full year of the combination and peak adjusted earnings per share accretion in the high teens after full realization expected pre-tax synergies.

Why is this the best way forward for Willis Towers Watson?

This is a great opportunity for our company. Utilizing the complementary strengths of both organizations and drawing upon our shared values, we can continue the tremendous work we have done to grow our company and create a bright future for our clients, colleagues and shareholders. By combining our teams, complementary capabilities and resources with Aon – a firm with a vision, mission and commitment to clients that is aligned to our own – we can deliver more value together. And, we can do it more quickly than we could have done on our own.

How does this combination advance the growth strategy of both organizations?

The combination of Willis Towers Watson and Aon is a natural next step in our journeys to serve our clients in the areas of people, risk and capital. This transaction accelerates that journey by providing our combined teams the opportunity to scale innovation more quickly and deliver more value.

Does this mean our Board of Directors doesn’t have confidence in our strategy?

Not at all. Our Board of Directors is very confident in our strategy. This combination will accelerate our strategy to make a greater impact sooner than we could have done on our own. We are excited about this opportunity to make a profound impact in the areas of people, risk and capital.

The Deal

Do we know whether the completion of the sale of Willis Towers Watson to Aon will trigger capital gains tax on Willis Towers Watson stock for shareholders? NEW! (As of March 19)

This transaction is not intended to be a taxable event for Willis Towers Watson colleagues.

Is this transaction a merger of equals or an acquisition? Why are we calling it a business combination? NEW! (As of March 19)

From a financial perspective, Aon is acquiring Willis Towers Watson and Aon’s shareholders will hold a higher percentage of shares than Willis Towers Watson shareholders in the combined company. However, we’re referring to this transaction as a combination to reinforce the spirit and intention of bringing together the best of both companies to better serve clients, colleagues and shareholders. This transaction is not a merger of equals, which refers to situations where shareholders from each company obtain about the same percentages of total shares.

What did we announce on Monday, March 9?

Willis Towers Watson and Aon announced a definitive agreement to combine in an all-stock combination.

What are the terms of the deal?

Under the terms of the agreement approved by the Boards of Directors of both companies, each Willis Towers Watson shareholder will receive 1.08 Aon ordinary shares for each Willis Towers Watson ordinary share, and Aon shareholders will continue to own the same number of ordinary shares in the combined firm as they do immediately prior to the closing. Upon completion of the combination, existing Aon shareholders will own approximately 63% and existing Willis Towers Watson shareholders will own approximately 37% of the combined firm on a fully diluted basis.

Does the transaction require shareholder approval?

Yes. The transaction is subject to the approval of the shareholders of both Aon Ireland and Willis Towers Watson, as well as other customary closing conditions, including required regulatory approvals.

Are any regulatory approvals required for this transaction?

Yes.

When is the transaction expected to close?

The transaction is subject to the approval of the shareholders of both Aon and Willis Towers Watson, and also will require regulatory approvals. It’s expected to close in the first half of 2021.

What happens if the combination does not go through?

We fully expect that the combination will go through as planned, subject to obtaining all required regulatory and shareholder approvals. Unless and until the deal is closed, Aon and Willis Towers Watson must act as separate and independent companies and it should continue to be business as usual. If the deal does not close, then, Aon and Willis Towers Watson will continue to operate separately and independently.

Integration

Where are we in the integration process? NEW! (As of March 19)

So far, we have announced our intention to combine Willis Towers Watson and Aon. Next, we will announce integration leads and form an integration team to determine how we can bring our organizations together once the transaction closes. In the meantime, and up until closing, Willis Towers Watson and Aon remain separate companies and we will continue to operate independently.

Who will be a part of the integration team from both companies? NEW! (As of March 19)

The integration leads and the integration team are still being determined. We plan to announce integration leads in April. If you’re interested in participating on the integration team, please contact your manager and raise this through your segment, geography or function leadership.

Aon

Are Aon’s culture and ways of working complementary with ours? NEW! (As of March 19)

Willis Towers Watson and Aon share similar values and have a strong focus on clients, collaboration and quality service. We’re still in the early stages of the integration process, but our initial impression is that the two companies will complement each other well.

Can you tell me more about Aon?

Aon is a leading global professional services firm providing a broad range of risk, retirement and health solutions

– generating approximately $11 billion in 2019 revenue. The firm has an operating headquarters in London and operates today with 50,000 colleagues in 120 countries. Like us, Aon offers its clients strong expertise, innovation, data-driven insights and market-leading products and professional services.

What is Aon United?

Aon United is the name of Aon’s growth strategy, which is based on the core idea of bringing the best of the firm to clients and driving sustainable growth. Beginning over a decade ago, Aon has taken steps to evolve its portfolio, invest in new content and capability and break down internal barriers. The strategy is working and is key to the firm’s momentum, increasing relevance and strengthening the ability of Aon to serve clients in an evolving and complex world. This combination helps accelerate Aon United.

What is the Aon United Blueprint?

In 2019, Aon formalized how the firm executes its strategy with a plan called the Aon United Blueprint. It guides the actions that mean the most to clients and colleagues, articulating how colleagues work together to enhance client value, capitalize on the benefits of scale for improved client service delivery, innovate at scale and energize the engagement of the firm’s people around a compelling colleague mission.

I’ve seen reference to Aon Business Services. Can you share more about it?

Aon Business Services (ABS) capitalizes on the benefits of scale to drive further operational excellence and provide client-facing colleagues more capability and opportunity to address client needs. ABS leverages regional client service centers, connected by business platforms, that tightly integrate technology with shared global operational capabilities to deliver best- in-class client service.

Structure

How will the combined firm be structured?

The new firm structure has not been determined. We will share details about the future structure of the combined firm in the next 90 days.

What will the new leadership team look like in the new firm? UPDATED! (As of March 19)

At the closing of the transaction, John Haley will transition away from his day to day role overseeing the Willis Towers Watson business, and will become the Executive Chairman of the combined company with a focus on growth and innovation strategy. The combined firm will be led by Greg Case as Chief Executive Officer and Christa Davies as Chief Financial Officer, along with a highly experienced and proven leadership team that reflects an appropriate balance and complementary strengths of both organizations. We will share details about the future leadership of the combined firm in the next 90 days.

How will the Board of Directors be structured?

The Board of Directors will be comprised of proportional members from Aon’s and Willis Towers Watson’s current directors.

Will we look for cost savings and/or redundancies and colleague reductions? When will this be decided? Potential cost synergies are expected to come primarily from consolidation of business and central functions, as well as infrastructure related to technology, real estate and third-party contracts. Planning for decisions involving synergies, investments, and other commitments will start immediately after the announcement of the proposed combination; implementation of these decisions will begin after the closing of the transaction and will be completed over the subsequent 24 months.Will there be any immediate changes to our business today?

No. We will continue to operate as two separate companies until this transaction closes.

Brand

What will the new firm name and brand be? UPDATED! (As of March 19)

The combined firm will be called Aon. Both organizations are coming together with great respect and appreciation for each other’s history, culture and achievements. We will seek to highlight the best of both companies as we work together in building a combined brand, which will include a new logo, brand colors, brand story and client value proposition. It’s important to note that throughout our early discussions with Aon, Greg Case and his leaders were open to our suggestions about the name of the combined company. After various discussions and iterations of possible names, we decided that a simple company name, Aon, fit best – knowing that we would find a way to honor the rich history and strong reputations of our predecessor companies in our messaging and brand. We’ll begin this critical planning work during the period between the announcement and close of the combination.

Will our core values change?

The core values of Aon and Willis Towers Watson are similar today. During our integration planning efforts, we’ll articulate the values of the new, combined firm.

Clients

What can I tell my clients about the combination?

Clients should know that it will be business as usual. Colleagues at both organizations will remain focused on serving them with excellence, responsiveness and dedication. After the organizations are officially combined, clients can expect to engage with a firm that is even better equipped to understand their needs and accelerate innovation on their behalf. Please refer to our guidance for client communication for more details.

What do I do if I have a common client with the other company?

Until the transaction closes, it will be business as usual. We will continue to operate as independent companies and that separation must be maintained. You should not share any information about our clients or other business relationships with anyone from the other company during this time. Please refer to the Protocols and Guidelines document for additional details.

Will clients see any immediate changes in their point of contact or team?

Until the transaction closes, clients will not see any changes in their point of contact or team.

We are in the process of submitting a proposal to a client. What can I say about this transaction?

On March 9, Willis Towers Watson announced that we have agreed to combine with Aon to accelerate innovation on behalf of clients. The combined firm will be named Aon. A press release was issued – you can view it, along with more information on our website. This announcement is the first step in this process. Until the transaction closes, which is expected in the first half of 2021, Willis Towers Watson and Aon must act as separate and independent companies. This proposal is being submitted on behalf of Willis Towers Watson. At this time, we are not interacting with Aon or sharing client information.

We have a client opportunity and we know that Aon is also one of the bidders. What do I need to do differently?

There is nothing you need to do differently. Until the transaction closes, which is expected in the first half of 2021, Willis Towers Watson and Aon must act as separate and independent companies. You should base your response to the client on behalf of Willis Towers Watson. At this time, we should not interact with Aon or share client information.

How will this combination impact clients? NEW! (As of March 19)

For now, clients should know that it will be business as usual. Colleagues at both organizations will remain focused on serving them with excellence, responsiveness and dedication. After the organizations are officially combined, clients can expect to engage with a firm that is even better equipped to understand their needs and accelerate innovation on their behalf.

Colleagues

What does this transaction mean for colleagues?

As part a combined firm, many colleagues will find broadened opportunities. Colleagues will find new opportunities for growth, development and exposure with leading organizations around the world in guiding and assisting them with the challenges they face across risk, retirement and health. They will be able to team with leading experts in developing new approaches and capabilities in areas such as cyber and intellectual property. And they will be able to contribute to a firm that is known for serving clients with distinction, while also creating positive impact that affects individuals and communities around the world.

How will this impact my role in the company?

We know this announcement undoubtedly will cause you to think many thoughts about your career and future. We believe this combination will create unparalleled and exciting opportunities for both our clients and colleagues and will create an unbelievable new company, but we also understand this may create uncertainty for you.

Please know that we are committed to an open and transparent process. We will continue to communicate as much as we can as soon as we can going forward.

Will I have a position in the new firm?

Currently, no decisions have been made with regards to changes to roles or job titles. As part of the integration planning process, there will be combined integration planning teams created for the various business lines, geographic regions and corporate functions. These teams will be responsible for planning the new units and defining appropriate resource levels. Until we can meet with our counterparts, we do not know what our exact needs will be. The teams will be working to provide answers to questions like these as quickly as reasonably possible, and will communicate additional information in the future, subject to legal limitations.

Will my compensation or benefits change? UPDATED! (As of March 19)

Until the consummation of the business combination (expected in the first half of next year), our compensation and benefits program will remain in place. For one year following the business combination, Aon has committed to provide (i) base salary or annual wage rates that are no less favorable than the amounts paid to you prior to the business combination, (ii) target cash bonus or commission opportunities that are no less favorable than the opportunities provided to you prior to the business combination and (iii) health, welfare and other employee benefits that are substantially comparable in the aggregate to the health, welfare and other employee benefits provided to you prior to the combination. Please keep in mind that Aon is not required to maintain any existing plans following the combination, but Aon has committed to provide you with substantially comparable benefits, as described above.

As part of the integration planning process, a team will determine any changes to the compensation and benefits program that might occur consistent with the benefits maintenance covenant described above. We will communicate additional information in the future once it becomes available (subject to any legal limitations).

Will we continue to hire new colleagues now that we have made an announcement to combine with Aon? NEW! (As of March 19)

Until the transaction closes, it will be business as usual. We will continue to operate as independent companies and that separation must be maintained. We will continue to make hires, where necessary, to run our business and support our clients. If you currently have an open position, please talk with your manager to determine if it is necessary to move forward with filling the role.

Will I get credit for my years of service with Willis Towers Watson (and any predecessors)? NEW! (As of March 19)

Aon will credit you with your years of service with Willis Towers Watson or any subsidiary or predecessor to the same extent and for the same purposes that we recognized your service under corresponding plans that we maintain (other than Aon defined benefit plans, which are frozen).

What if my service is terminated after the close of the business combination? NEW! (As of March 19)

If your service is terminated during the one year period following the close of the business combination in a manner that would have otherwise entitled you to severance payments and/or benefits prior to the business combination, Aon has promised to provide you with at least the same severance payments and/or benefits that you would have received prior to the business combination.

To what extent will offices be closed as a result of the combination?

We do not have plans to move out of any cities where the companies maintain offices but following the close of the transaction, we do expect to consolidate real estate when possible and appropriate.

Will there be any immediate changes in who I report to?

There will be no immediate changes in who you report to. Prior to the closing of the transaction, which is expected in the first half of 2021, we will continue to operate as independent companies and it is business as usual at Willis Towers Watson.

If I see a job opening at either company, can I apply?

Yes. Until the transaction closes, we will continue to operate as separate companies and any actions you take related to employment at Aon are completely separate from your employment at Willis Towers Watson.

When can I begin working with counterparts at the other company? UPDATED! (As of March 19)

We’re very excited for what the combination of Willis Towers Watson and Aon will mean for the industry, our clients and our colleagues. However, prior to closing, we will continue to operate as two separate organizations and it should continue to be business as usual. Once we close the deal, we will be able to work together as one company. We ask that you refrain from reaching out to any counterparts unless you are part of an integration team or are specifically asked to do so by an integration planning team representative. Please refer to the Protocols and Guidelines document for additional details. More details will be shared as appropriate.

Do we plan to stop current internal change activities and investments (e.g., Finance Transformation program, investments in new technology)? NEW! (As of March 19)

Until closing, we will continue to make business decisions that are in the best interest of Willis Towers Watson, and decisions about current projects and investments will be determined on a case-by-case basis. Corporate function leaders will review 2020 scorecards and priorities to determine if anything should shift or stop altogether.

Partners

How will this combination impact our relationships with carriers, insurers and channel partners? This combination does not impact our current agreements, and we remain committed to our highly valued relationships with our carriers, insurers and channel partners.

Timing

When is the transaction expected to close?

The transaction is subject to the approval of the shareholders of both Aon Ireland and Willis Towers Watson, as well as other customary closing conditions, including required regulatory approvals. The parties expect the transaction to close in the first half of 2021, subject to satisfaction of these conditions.

Questions

What are the plans for ongoing updates and communications? NEW! (As of March 19)

We’re committed to keeping you informed throughout this process and will share additional information as it becomes available. Please continue to visit our intranet page for the most recent information.

Where do I go with questions?

If you have questions regarding specific client or business partner situations, please contact your manager and escalate as necessary. If you have additional questions about this announcement, please email the Internal Communication and Change Management mailbox.

If I receive an inquiry from the media, what do I do?

If you receive any inquiries from the media, please direct them to Miles Russell at +44 (0) 7903 262118 or miles.russell@willistowerswatson.com.

In Canada, a French version will follow. We’ll also post French and Spanish versions on our intranet in the coming days.

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No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon UK (and Aon Ireland, as applicable) to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the proposed combination, including details of how Willis Towers Watson shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

Aon Ireland and Willis Towers Watson will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to Willis Towers Watson shareholders and Aon Ireland shareholders, containing further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon Ireland and the Willis Towers Watson shareholders meetings and information on the Class A ordinary shares of Aon Ireland to be issued under the proposed combination.

The joint proxy statement will be filed with the SEC. This document, if and when filed, as well as Willis Towers Watson’s, Aon UK’s and Aon Ireland’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon UK’s and Aon Ireland’s filings, at Aon UK’s website at www.aon.com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON UK, AON IRELAND AND/OR WILLIS TOWERS WATSON SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon Ireland shareholders meeting to approve the issuance of Class A ordinary shares of Aon Ireland under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon UK, Willis Towers Watson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement. Additional information about Aon UK’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Additional information about Willis Towers Watson’s directors and executive officers is contained in Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 3, 2019.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward- looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities and on Aon UK’s, Aon Ireland’s and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon UK, Aon Ireland, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon UK and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon UK’s results of operations and financial condition (and which shall apply equally to Aon Ireland following the completion of the reorganization of Aon UK as described in Aon UK’s Proxy Statement on Schedule 14A, dated and filed with the SEC on December 20, 2019), is contained in Aon UK’s filings with the SEC. See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon Ireland with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon UK’s and Aon Ireland’s businesses.

Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by Willis Towers Watson with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement, for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Willis Towers Watson nor Aon UK is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon UK, Aon Ireland, Willis Towers Watson and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statement Required by the Irish Takeover Rules

The directors of Willis Towers Watson accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Willis Towers Watson (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson, all “dealings” in any “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon UK, Aon Ireland or Willis Towers Watson, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson by Aon UK or Aon Ireland, or relevant securities of Aon UK or Aon Ireland by Willis Towers Watson, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.